UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2015

APPLE HOSPITALITY REIT, INC.
(Exact name of registrant as specified in its charter)

Virginia	000-53603	26-1379210
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

814 East Main Street, Richmond, Virginia	23219
(Address of principal executive offices)	(Zip Code)

(804) 344-8121
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Apple Hospitality REIT, Inc. (which is referred to below as the “Company” or as “we,” “us” or “our”) is filing this report in accordance with Items 1.01, 2.03, 8.01 and 9.01 of Form 8-K.

Item 1.01.  Entry into a Material Definitive Agreement.

On May 18, 2015, the Company, as borrower, and certain of its subsidiaries, as guarantors, entered into an amendment and restatement of its current credit facility with Bank of America, N.A., as administrative agent, swing line lender, the letter of credit issuers party thereto, and the lenders party thereto (the “Credit Agreement”). The Credit Agreement was entered into contemporaneously with the listing of the Company’s common shares on the New York Stock Exchange (the “Listing”).  The Credit Agreement provides for a term loan of $212.5 million with a maturity date of May 18, 2020, a revolving credit facility of $540.0 million with an initial maturity date of May 18, 2019 and a $212.5 million delayed draw term loan with a maturity date of May 18, 2020. The delayed draw term loan feature permits the Company to draw all or a portion of the $212.5 million available under the delayed draw term loan facility for a period from the closing date until the earlier of 120 days thereafter, provided no more than two draws may be made under the delayed draw term loan facility. Subject to certain conditions including covenant compliance and additional fees, the revolving credit facility maturity may be extended one year and the amount of the total credit facility may be increased from $965.0 million to $1.25 billion.

The Company plans to use borrowings under the Credit Agreement for share repurchases in connection with the Listing, the including Tender Offer (as defined below), acquisitions, hotel renovations, working capital and other general corporate funding purposes, including the payment of distributions to shareholders. The terms of the Credit Agreement are similar to the existing credit agreement.  The interest rate decreased slightly and, subject to certain exceptions, is equal to the LIBOR (London Inter-Bank Offered Rate) plus a margin ranging from 1.50% to 2.30%, depending upon the Company’s leverage ratio, as calculated under the terms of the Credit Agreement. The Company is required to pay a per annum fee of 0.2% or 0.3% on the daily amount of the unused portion of the revolving credit facility.

Similar to the existing credit agreement, the Credit Agreement contains mandatory prepayment requirements, customary affirmative covenants and negative covenants and events of default, which, following any applicable grace period, would permit the lenders to, among other things, declare the principal, accrued interest and other obligations of the Company under the Credit Agreement to be immediately due and payable.  The Credit Agreement requires that the Company and its subsidiaries comply with various covenants, including covenants restricting liens, indebtedness, investments, mergers, asset sales and the payment of certain dividends. In addition, the Credit Agreement contains covenants restricting the level of certain investments and requires that the Company satisfy certain financial maintenance covenants, including:

•	a ratio of consolidated total debt to consolidated EBITDA of not more than 6.00 to 1.00 (subject to a higher amount in certain circumstances);
•	a ratio of consolidated secured debt to consolidated total assets of not more than 45%;
•	a minimum consolidated tangible net worth of $2.3 billion (plus 75% of the net cash proceeds from issuances and sales of equity interests occurring after the closing date, subject to adjustment);
•	a ratio of adjusted consolidated EBITDA to consolidated fixed charges of not less than 1.50 to 1.00 for the trailing four full quarters;
•	a ratio of net operating income from unencumbered properties satisfying certain criteria specified in the Credit Agreement to implied interest expense of not less than 2.00 to 1.00;
•	a ratio of consolidated unsecured indebtedness to unencumbered asset value of not more than 60% (subject to a higher level in certain circumstances); and
•	a ratio of consolidated secured recourse debt to consolidated total asset value of not more than 10%.

On May 18, 2015, the Company borrowed $212.5 million under the term loan and repaid the $100 million outstanding under the existing credit facility.

The foregoing summary does not purport to be a complete statement of the terms and conditions under the Credit Agreement, and is qualified in its entirety by the full terms and conditions of the Credit Agreement which is filed as Exhibit 10.1 to this current report on Form 8-K and incorporated herein by reference.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this report is hereby incorporated by reference into this Item 2.03.

Item 8.01 Other Events.

On May 18, 2015, the Company issued a press release announcing the Listing and the launch of a modified “Dutch Auction” tender offer (the “Tender Offer”) to purchase for cash up to $200 million of the Company’s common shares, in accordance with the terms of an offer to purchase and other related materials.

A copy of the press release is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1
Amended and Restated Credit Agreement dated as of May 18, 2015 among Apple Hospitality REIT, Inc., as borrower, certain subsidiaries of Apple Hospitality REIT, Inc., as guarantors, Bank of America, N.A., as Administrative Agent and Swing Line Lender, Bank of America, N.A. and Keybank National Association as L/C Issuers, KeyBank National Association and Wells Fargo Bank, National Association, as Co-Syndication Agents, U.S. Bank National Association, as Documentation Agent, Regions Bank as Managing Agent, the Lenders party thereto, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, KeyBanc Capital Markets, Wells Fargo Securities, LLC and U.S. Bank National Association, as Joint Lead Arrangers, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, KeyBanc Capital Markets and Wells Fargo Securities, LLC, as Joint Bookrunners.

99.1	Press Release dated May 18, 2015.
This Current Report on Form 8-K is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any securities of the Company. The tender offer is being made only pursuant to an offer to purchase, letter of transmittal and related materials that the Company is distributing to its shareholders and will file with the Securities and Exchange Commission (the “SEC”).  The full details of the tender offer, including complete instructions on how to tender shares, will be included in the offer to purchase, the letter of transmittal and other related materials. Shareholders are urged to read carefully the offer to purchase, the letter of transmittal and other related materials because they will contain important information, including the terms and conditions of the Tender Offer. Shareholders may obtain free copies of the offer to purchase, the letter of transmittal and other related materials at the SEC’s website at www.sec.gov or by contacting the depositary or dealer manager identified in the materials filed with the SEC at the commencement of the Tender Offer or Broadridge Corporate Issuers Solutions, Inc.  In addition, shareholders may obtain free copies of the Company’s filings with the SEC from the Company’s website at www.applehospitalityreit.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apple Hospitality REIT, Inc.

By:	/s/ Justin G. Knight
Justin G. Knight, President and Chief Executive Officer

May 18, 2015

EXHIBIT INDEX

Exhibit Number	Description

10.1
Amended and Restated Credit Agreement dated as of May 18, 2015 among Apple Hospitality REIT, Inc., as borrower, certain subsidiaries of Apple Hospitality REIT, Inc., as guarantors, Bank of America, N.A., as Administrative Agent and Swing Line Lender, Bank of America, N.A. and Keybank National Association as L/C Issuers, KeyBank National Association and Wells Fargo Bank, National Association, as Co-Syndication Agents, U.S. Bank National Association, as Documentation Agent, Regions Bank as Managing Agent, the Lenders party thereto, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, KeyBanc Capital Markets, Wells Fargo Securities, LLC and U.S. Bank National Association, as Joint Lead Arrangers, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, KeyBanc Capital Markets and Wells Fargo Securities, LLC, as Joint Bookrunners.

99.1	Press Release dated May 18, 2015